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Exhibit 99.2

Standard Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2016 and December 31, 2015

(in thousands, except per share data)

	(Unaudited) 2016	2015
Assets
Cash and due from banks	$44,180	$36,228
Interest bearing deposits in other banks	219,074	182,730
Federal funds sold	1,441	5,043

Total cash and cash equivalents	264,695	224,001
Investment securities
Securities held-to-maturity (fair value 2016—$6,490; 2015—$4,288)	6,765	4,591
Securities available for sale, at fair value	212,718	192,053
Loans held for sale	16,706	11,707
Loans—net	1,779,945	1,835,341
Bank premises and equipment—net	58,842	59,930
Other real estate owned	15,730	16,853
Federal Home Loan Bank stock—at cost	3,247	3,247
Cash surrender value of bank owned life insurance	54,759	53,941
Other assets	38,567	43,028

Total assets	$2,451,974	$2,444,692

Liabilities and Shareholders' Equity
Deposits
Non-interest-bearing	$720,749	$692,517
Interest bearing	1,450,845	1,467,623

Total deposits	2,171,594	2,160,140
Advances from Federal Home Loan Bank	—	15,000
Accrued expenses and other liabilities	26,706	21,156

Total liabilities	2,198,300	2,196,296
Commitments and Contingencies (Note 8)
Shareholders' equity
Preferred stock, $.01 par value; 20,000,000 shares authorized; no shares issued at June 30, 2016 and December 31, 2015	—	—
Common stock, $.01 par value; 80,000,000 shares authorized; 38,188,671 voting and 10,434,045 non-voting shares issued at June 30, 2016 and December 31, 2015	486	486
Additional paid-in-capital	177,319	176,877
Retained earnings	75,693	71,931
Accumulated other comprehensive income	1,302	202
Treasury stock, at cost (2016—206,451 voting shares; 2015—201,664 voting shares)	(1,126)	(1,100)

Total shareholders' equity	253,674	248,396

Total liabilities and shareholders' equity	$2,451,974	$2,444,692

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Standard Bancshares, Inc. and Subsidiaries

Unaudited Consolidated Statements of Income

Six Months Ended June 30, 2016 and 2015

(in thousands, except per share data)

	2016	2015
Interest Income
Loans, including fees	$40,287	$39,267
Investment securities
Taxable	1,479	1,120
Exempt from federal income tax	28	9
Interest bearing deposits in other banks	592	374
Federal funds sold	7	1

Total interest income	42,393	40,771
Interest Expense
Deposits	2,206	2,007
Advances from Federal Home Loan Bank and short-term borrowings	42	43

Total interest expense	2,248	2,050

Net interest income	40,145	38,721
Provision for credit losses	3,900	3,400

Net interest income after provision for credit losses	36,245	35,321
Non-Interest Income
Deposit account income	2,284	2,044
Secondary mortgage income	2,048	1,990
Cash management	1,953	1,508
Debit/ATM card fees	1,453	1,489
Trust/broker fees	1,119	1,242
Bank owned life insurance income	818	717
Gain on sale of other assets, net	985	2,607
Interest rate swap fees and fair value adjustments, net	79	904
Other	701	859

Total non-interest income	11,440	13,360
Non-Interest Expense
Salaries	15,618	15,253
Employee benefits	3,477	3,398
Net occupancy expense	5,719	5,877
FDIC assessment	1,036	1,001
Data processing	1,464	1,378
Legal	1,227	599
Professional services	475	505
ATM network fees	710	636
Advertising and promotions	620	512
OREO expenses	399	411
Communications	670	730
Amortization of intangible assets	149	315
Other	3,091	3,028

Total non-interest expense	34,655	33,643

Income before income taxes	13,030	15,038
Income tax expense	4,363	5,530

Net income	$8,667	$9,508

Basic and diluted income per share	$0.18	$0.20

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Standard Bancshares, Inc. and Subsidiaries

Unaudited Consolidated Statements of Comprehensive Income

Six Months Ended June 30, 2016 and 2015

(in thousands, except per share data)

	2016	2015
Net income	$8,667	$9,508
Other comprehensive income, net of tax:
Unrealized gains on securities available-for-sale
Unrealized holding gains during the period	1,774	446
Less: Reclassification adjustment for gains included in net income	—	—

Other comprehensive income	1,774	446
Income tax expense related to other comprehensive income	(674)	(170)

Other comprehensive income after tax	1,100	276

Comprehensive income	$9,767	$9,784

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Standard Bancshares, Inc. and Subsidiaries

Unaudited Consolidated Statements of Changes in Shareholders' Equity

Six Months Ended June 30, 2016 and 2015

(in thousands, except per share data)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total
Balance, January 1, 2015	$—	$486	$176,007	$89,361	$194	$—	$266,048
Net income	—	—	—	9,508	—	—	9,508
Other comprehensive income, net of tax	—	—	—	—	276	—	276
Purchase 171,526 shares of treasury stock	—	—	—	—	—	(933)	(933)
Cash dividends paid ($0.04 per share)	—	—	—	(1,942)	—	—	(1,942)
Stock based compensation	—	—	416	—	—	—	416

Balance, June 30, 2015	$—	$486	$176,423	$96,927	$470	$(933)	$273,373

Balance, January 1, 2016	$—	$486	$176,877	$71,931	$202	$(1,100)	$248,396
Net income	—	—	—	8,667	—	—	8,667
Other comprehensive income, net of tax	—	—	—	—	1,100	—	1,100
Purchase 4,787 shares of treasury stock	—	—	—	—	—	(26)	(26)
Cash dividends paid ($0.10 per share)	—	—	—	(4,842)	—	—	(4,842)
Cash dividend equivalent paid ($0.10 per share), net of tax	—	—	20	(63)	—	—	(43)
Stock based compensation	—	—	422	—	—	—	422

Balance, June 30, 2016	$—	$486	$177,319	$75,693	$1,302	$(1,126)	$253,674

The accompanying notes are an integral part of the unaudited consolidated financial statements.

Standard Bancshares, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

Six Months Ended June 30, 2016 and 2015

(in thousands, except per share data)

	2016	2015
Cash flows from operating activities
Net income	$8,667	$9,508
Adjustments:
Depreciation and amortization	1,656	1,760
Provision for credit losses	3,900	3,400
Net accretion of investment securities	(32)	(53)
Originations of loans held for sale	(68,988)	(53,988)
Proceeds from sales of loans held for sale	65,592	57,035
Gains from sales of originated loans held for sale	(1,655)	(1,267)
Proceeds from sale of mortgage servicing rights	2,630	—
Gain on sale of mortgage servicing rights	(246)	—
Loss (gain) on sale of other real estate owned	93	(79)
Gain on sale of premises and equipment	(985)	(2,607)
Write down of other real estate owned	23	—
Stock based compensation expense	422	416
Bank owned life insurance income	(818)	(717)
Net change in other assets	1,244	(198)
Net change in accrued expenses and other liabilities	6,326	(2,017)

Net cash provided by operating activities	17,829	11,193
Cash flows from investing activities
Available-for-sale securities
Proceeds from maturities and calls of investment securities	26,388	21,136
Purchase of investment securities	(45,251)	(88,389)
Held-to-maturity securities
Proceeds from maturities and calls of investment securities	35	70
Purchase of investment securities	(2,205)	—
Net change in loans	50,377	(53,897)
Purchases of bank premises and equipment	(1,104)	(985)
Proceeds from sale of bank premises and equipment	976	10,952
Proceeds from sale of other real estate owned	2,126	3,625

Net cash provided by (used in) investing activities	31,342	(107,488)
Cash flows from financing activities
Net change in deposits	11,454	137,827
Repayment on advances from Federal Home Loan Bank	(15,000)	—
Cash dividend and equivalent paid—common stock	(4,905)	(1,942)
Purchase of treasury stock	(26)	(933)

Net cash (used in) provided by financing activities	(8,477)	134,952

Net change in cash and cash equivalents	40,694	38,657
Cash and cash equivalents—beginning of period	224,001	199,476

Cash and cash equivalents—end of period	$264,695	$238,133

Supplemental cash flow information:
Interest paid on deposits and other borrowings	$2,217	$2,029
Income taxes paid	2,791	6,480
Supplemental schedule of non-cash investing and financing activities:
Transfer to foreclosed real estate	$1,119	$6,255

The accompanying notes are an integral part of the unaudited consolidated financial statements.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies

        The accompanying financial statements are prepared in accordance with generally accepted accounting principles and conform to general practices within the banking industry. A summary of the significant accounting policies follows.

Nature of Operations

        Standard Bancshares, Inc. (the "Company") is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary Standard Bank and Trust Company (the "Bank"). The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in the Chicago Metropolitan, Northwest Indiana and surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Illinois Department of Financial and Professional Regulation and the Federal Deposit Insurance Corporation. The Bank has two wholly-owned subsidiaries. One of those subsidiaries is an insurance agency and the other holds other real estate owned.

Principles of Consolidation

        The consolidated financial statements include the accounts of Standard Bancshares, Inc., the Bank and its wholly-owned subsidiaries, after elimination of all material intercompany transactions and balances.

Use of Estimates

        To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, valuation of other real estate owned, deferred tax assets, and fair values of financial instruments are particularly subject to change.

Investment Securities

        Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

        Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on sales of securities are determined on the specific-identification method.

        Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.

        For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale

        Mortgage loans originated and intended for sale in the secondary market are carried at the lower of the aggregate cost, or fair value, as determined by outstanding commitments from investors.

        Mortgage loans held for sale are generally sold with servicing rights released. Prior to January 2016, loans held for sale were sold with servicing retained. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan.

Loans

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, less origination fees—net of costs and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income over the respective term of the loan using the level-yield method without anticipating prepayments.

        Interest income on mortgage and commercial loans is generally discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in the process of collection. Consumer loans are typically reviewed for charge-off no later than 120 days past due. Past due status is based on the contractual terms of the loans. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

        All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        The Bank grants commercial and residential mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans to commercial businesses, generally secured by business assets and real estate, throughout the Chicago Metropolitan, Northwest

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

Indiana and surrounding areas. The ability of the Company's debtors to honor their contracts is dependent on the real estate and general economic conditions in this area.

Allowance for Credit Losses

        The allowance for credit losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in the light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and recoveries, and decreased by charge-off of loans. Management believes the estimated allowance for loan losses to be adequate based on known and inherent risks in the portfolio, past loan loss experience, information about specific borrower situations, estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectability of the loan balance is confirmed.

        The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. The general component covers non-impaired loans and is based on a historical migration analysis adjusted for current qualitative environmental factors. The Company maintains a loss migration analysis that tracks loan losses and recoveries based on loan type as well as the loan risk grade assignment for commercial loans. The Company uses a migration analysis system that segments the portfolio into six categories, incorporates losses by risk grade, and the impact of changes in risk grade. The system looks at a charge-off and the risk grade of that loan during the prior twelve quarters (prior to June 2015 the look-back was eight quarters) and then allocates a portion of the loss to the various risk grades. Beginning in June 2015, the system incorporates charge-offs during the last two, twelve quarter periods. Prior to June 2015, the system incorporated charge-offs during the last three, eight quarter periods. These historical loss percentages are adjusted (both upwards and downwards) for certain qualitative environmental factors, including economic trends, credit quality trends, concentration risks, quality of loan review, changes in staff, and external factors and other considerations. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        A loan is impaired when, based on current information and events, it is believed to be probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified with no benefit to the Company received and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings ("TDR's") and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrowers prior payment record, and the amount of the shortfall in relation to the

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

principal and interest owned. The Company evaluates impaired loans individually to determine whether or not interest continues to be accrued.

        All loans with relationship balances exceeding $250,000 and an internal risk grading of 6 or worse are evaluated for impairment. Generally all loans over $250,000 and on non-accrual will be considered impaired. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing interest rate or at the fair value of collateral, less estimated costs to sell, if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment and, accordingly, they are not separately identified for impairment disclosures.

        While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Transfers of Financial Assets

        Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank Premises and Equipment

        Land is carried at cost. Other premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Mortgage Servicing Rights

        When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded as income on the sale of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

        Servicing rights are evaluated for impairment based upon the fair value estimate of the rights as compared to the carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics of the underlying loans. Such characteristics include loan type, loan size, interest rate, date of origination, and loan term. Impairment is recognized through a valuation allowance to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. The fair value of servicing rights are subject to significant fluctuation as a result of changes in estimated and actual prepayment speeds and default rates and losses. For the year ended December 31, 2015, mortgage servicing rights were determined not to be impaired. The Company sold its servicing rights in the first quarter 2016; no servicing rights were outstanding as of June 30, 2016.

        Servicing fee income, which is reported on the income statement as secondary mortgage income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against secondary mortgage income. Servicing fees totaled $86 and $494 for the six months ended June 30, 2016 and 2015, respectively. Late fees and ancillary fees related to loan servicing are not material.

Other Real Estate Owned

        Real estate properties acquired through or in lieu of loan foreclosures are initially recorded at the fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for credit losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less cost to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.

Federal Home Loan Bank (FHLB) Stock

        The Bank is a member of the FHLB Chicago. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. When declared, cash and stock dividends are recorded as income.

Bank Owned Life Insurance

        The Company has purchased life insurance policies on certain key executives and officers. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

Intangible Assets

        Intangible assets with definite useful lives consist of core deposits acquired and are amortized over their estimated useful life of fifteen years to their estimated residual values.

Derivatives

        ASC Topic 815 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The guidance requires that changes in the derivatives fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company provides customers with interest rate swap transactions and offsets the transactions with interest rate swap transactions with inter-bank dealer counterparties. Derivative contracts entered into by the Company are limited to those that are treated as non-hedge derivative instruments. Changes in the fair value of these derivatives are reported in earnings, as noninterest income.

Mortgage Banking Activities

        Commitments to fund individual mortgage loans (interest rate locks) to be sold into the secondary market are taken out on both a "best efforts" and "mandatory" basis. Mandatory commitments which are not executed are subject to potential "pair off" fees which reflect the changes in the market value of these commitments should unfavorable rate changes occur. The Bank has had a sufficient "best efforts" commitment pipeline to satisfy any potential fallout of individual mandatory commitments. Any "pair off" fees incurred are not material.

Stock-Based Compensation

        Compensation cost is recognized for stock options and awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Treasury Stock

        Treasury stock acquired is recorded at cost and is carried as a reduction of shareholders' equity in the Consolidated Balance Sheets. The difference between the consideration received on reissuance and the carry value is charged or credited to additional paid-in capital.

Earnings Per Share

        Basic earnings per share is based on weighted-average common shares outstanding of 48,416,433 and 48,531,744 for the periods ended June 30, 2016 and 2015, respectively. Diluted earnings per share assumes the issuance of any potentially dilutive common shares using the treasury stock method.

Income Taxes

        Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

between the basis of the allowance for credit losses, other real estate owned, non-accrual interest and State net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company files consolidated income tax returns with its subsidiaries.

        The Company recognizes a tax position as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, including resolution of related appeals or litigation processes. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company recognizes interest and penalties related to income tax matters in income tax expense.

Comprehensive Income

        Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Trust Assets and Fees

        Assets held in a fiduciary or agency capacity are not included in the consolidated balance sheets, since such items are not assets of the Company. Income from trust fees is recorded when received. This income does not differ materially from trust fees computed on an accrual basis.

Cash Flows

        The Company considers all cash and due from banks, cash advanced under ATM funding agreements, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for the purposes of the statements of cash flows.

Reclassification

        Certain reclassifications have been made in the prior year financial statements to conform with the current year presentation, with no effect on net income or shareholders' equity.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncements

        In May 2014, the FASB issued an update (ASU No. 2014-09, Revenue from Contracts with Customers) creating FASB Topic 606, Revenue from Contracts with Customers. The guidance in this update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance provides steps to follow to achieve the core principle. An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Qualitative and quantitative information is required about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2017. Management is currently evaluating the impact of adopting the new guidance on the Company's financial condition and results of operations.

        In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which makes limited amendments to the guidance on the classification and measurement of financial instruments. The new standard revises an entity's accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The amendments require equity investments to be measured at fair value, with changes in fair value recognized in net income. For financial liabilities that an entity has elected to measure at fair value in accordance with the fair value, the amendments require an entity to present separately in other comprehensive income the portion of the change in fair value that results from a change in instrument-specific credit risk. The guidance is effective for annual and interim periods beginning after December 15, 2017. Upon adoption, entities will be required to make a cumulative-effect adjustment to the statement of financial position as of the beginning of the first reporting period in which the guidance is effective. Adoption of this standard is not expected to have a material effect on the Company's financial condition or results of operations.

        In February 2016, the FASB issued ASU 2016-02 (Subtopic 842), Leases, which requires companies that lease assets ("lessees") to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new standard will also require additional disclosures to include qualitative and quantitative information about amounts presented in the financial statements. The guidance is effective for annual and interim periods beginning after December 15, 2018. Management is evaluating the new guidance and its impact on the Company's financial condition and results of operations.

        In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). These amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 1—Summary of Significant Accounting Policies (Continued)

historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 is effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 (i.e., January 1, 2020, for calendar year entities). Early application will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management is currently evaluating the impact that the standard will have on the Company's financial condition and results of operations.

Subsequent Events

        Management reviewed subsequent events for recognition and disclosure through September 8, 2016, which is the date these interim financial statements were available to be issued.

Note 2—Cash and Cash Equivalents

        The Company's banking subsidiary is required by the Federal Reserve Bank to maintain certain average cash reserve balances. The required reserve balance at June 30, 2016 and December 31, 2015 was $22,184 and $21,286, respectively.

        The nature of the Company's business requires that it maintain amounts due from banks, federal funds sold and interest-bearing deposits in other banks which, at times, may exceed federally insured limits. Management monitors these correspondent relationships and the Company has not experienced any losses in such accounts.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 3—Investment Securities

        Carrying amounts and fair values of investment securities were as follows:

	June 30, 2016				December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity:
Mortgage-backed securities—residential	$128	$7	$—	$135	$163	$10	$—	$173
States and political subdivisions	5,233	8	(4)	5,237	3,028	—	—	3,028
Trust preferred security	1,404	—	(286)	1,118	1,400	—	(313)	1,087

Total held-to-maturity	6,765	15	(290)	6,490	4,591	10	(313)	4,288
Available for sale:
U.S. government-sponsored entities and agencies	203,649	1,593	(26)	205,216	$184,566	281	(302)	184,545
Mortgage-backed securities—residential	2,734	201	—	2,935	2,926	173	—	3,099
Equity securities	4,235	332	—	4,567	4,235	174	—	4,409

Total available-for-sale	210,618	2,126	(26)	212,718	191,727	628	(302)	192,053

Total investment securities	$217,383	$2,141	$(316)	$219,208	$196,318	$638	$(615)	$196,341

        The amortized cost and fair value of debt securities at June 30, 2016, by contractual maturity, are shown on the following page. Maturities may differ from contractual maturities in mortgage-backed securities—residential because the mortgages underlying the securities may be called or repaid without any penalties. Equity securities have no maturity, therefore, these securities are not included in the maturity categories in the following summary.

	Securities Held-to-maturity		Securities Available-for-sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amounts maturing in:
One year or less	$2,363	$2,363	$16,574	$16,629
After one year through five years	2,520	2,523	187,075	188,587
After five years through ten years	350	351	—	—
Over ten years	1,404	1,118	—	—
Mortgage-backed—residential	128	135	2,734	2,935
Equity securities	—	—	4,235	4,567

Total	$6,765	$6,490	$210,618	$212,718

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 3—Investment Securities (Continued)

        Equity securities include $4,046 of Community Reinvestment Act (CRA) eligible mutual funds and $521 in Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) preferred stock.

        Investment securities with a carrying value of $147,954 and $141,840 at June 30, 2016 and December 31, 2015, respectively, were pledged to secure public deposits, derivative exposure, and for other purposes required or permitted by law.

        There were no sales of securities for the six month periods ended June 30, 2016 and 2015.

        Information pertaining to securities with gross unrealized losses at June 30, 2016 and December 31, 2015 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than 12 Months		12 Months or Greater		Total
June 30, 2016	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Held-to-maturity:
State and political subdivisions	$1,486	$(4)	$—	$—	$1,486	$(4)
Trust preferred security	—	—	1,118	(286)	1,118	(286)
Available-for-sale:
U.S. government-sponsored entities and agencies	$9,967	$(26)	$—	$—	$9,967	$(26)

	Less Than 12 Months		12 Months or Greater		Total
December 31, 2015	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Held-to-maturity:
Trust preferred security	$—	$—	$1,087	$(313)	$1,087	$(313)
Available-for-sale:
U.S. government-sponsored entities and agencies	$69,654	$(302)	$—	$—	$69,654	$(302)

        Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

        The Company had seven securities in a loss position at June 30, 2016. One security is a trust preferred security with an amortized cost of $1,404 and an unrealized loss of $286. Two of the securities are government-sponsored entity and agency securities with an amortized cost of $9,993 and

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NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 3—Investment Securities (Continued)

an unrealized loss of $26, and four of the securities are issued by state and political subdivisions with an amortized cost of $1,490 and an unrealized loss of $4.

        The unrealized losses on the trust preferred security, state and political subdivisions, and government-sponsored entities and agencies were related to changes in interest rates and illiquidity in the financial services industry. Management has evaluated the prospects of the issuer in relation to the severity and duration of the impairment. Based on that evaluation and management's ability and intent to hold those investments for a reasonable period of time sufficient for a forecasted recovery of fair value, management does not consider those investments to be other-than-temporarily impaired at June 30, 2016.

Note 4—Loans

	June 30, 2016	December 31, 2015
Construction and land development	$122,845	$139,566
Commercial	539,718	534,399
Commercial real estate non-owner occupied	353,884	397,505
Commercial real estate owner occupied	584,975	586,933
Residential real estate	131,317	129,750
Consumer	66,922	71,294

Total	1,799,661	1,859,447
Origination fees—net of costs	(1,015)	(1,366)
Allowance for credit losses	(18,701)	(22,740)

Loans, net	$1,779,945	$1,835,341

Loan Classifications

        Construction and land development loans are generally based upon estimates of the cost and value associated with the construction of the property. Construction loans often involve the disbursement of substantial funds with repayment primarily dependent upon the success of the completed project. Sources of repayment for these types of loans may be permanent loans from long-term lenders or sales of developed property. Generally, these loans have a higher risk profile than other real estate loans due to their repayment being sensitive to real estate values, interest rate changes, governmental regulations of real property, demand and supply of similar projects, the availability of long term financing, and changes in general economic condition.

        Commercial loans are primarily lines of credit and equipment loans that are secured by accounts receivable, inventory, fixed assets, and sometimes with real estate. These loans are repaid through the operating cash flow of the company. The increase in commercial loans was due to generally improved business activity resulting from the stabilizing economy and our focus on generating growth in this category of lending in order to better diversify our commercial portfolio. Commercial loans are underwritten after evaluating and understanding the borrower's ability to operate its business.

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NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

        Underwriting standards are designed to ensure repayment of loans and mitigate loss exposure. As part of the underwriting process, the Company examines current cash flows to determine the ability of the borrower to repay its obligations as agreed. Commercial loans are primarily made based on the identified cash flows of the borrowers and secondarily on the underlying collateral provided by the borrower.

        Commercial real estate loans consisted primarily of loans to business owners and developers/investors in owner and non-owner occupied commercial properties. The Company classifies the properties into owner-occupied which represents loans where more than 50% of the rental income is from the owner of the property or a related company and non-owner occupied represents loans where less than 50% of the rental income is from the owner of the property. Non-owner occupied can include 5-unit or more apartment buildings, retail, office buildings, hotels, warehouse, and industrial properties. Repayment will come from the rental income paid by the tenants or owner. Commercial real estate loans are subject to underwriting standards and processes similar to commercial loans, in addition to those standards and processes specific to real estate. Commercial real estate lending typically involves higher loan principal amounts, and the repayment of the loans is largely dependent upon the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate market or in the general economy. The properties securing the Company's commercial real estate portfolio are diverse in terms of type and geographic location within our market area. Management monitors and evaluates real estate loans based on cash flow, collateral, location, and risk grade criteria.

        The residential real estate portfolio consists of 1-4 family, first lien loans secured by the borrower's home and are generally within our market area. Any loans outside our market area are to customers with homes or businesses in our market areas.

        The consumer loans consist of loans to individuals for consumer purposes, home equity loans, home equity lines of credit, and second mortgages. Consumer loans are centrally underwritten utilizing various loan policy guidelines that take into consideration the borrower's ability to repay and the collateral offered.

        At June 30, 2016 and December 31, 2015, certain officers, directors, and companies in which they have beneficial ownership were indebted to the Bank in the aggregate amount of $27,821 and $26,690 respectively. During the first six months of 2016 and the year ended December 31, 2015, no new loans were made to such related parties. For the six months ended June 30, 2016, net advances on existing loans amounted to $1,131. For the six months ended June 30, 2015, net repayments on existing loans amounted to $1,614.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

Allowance for Credit Losses

        Following is a summary of the activity in the allowance for credit losses for the six months ended June 30, 2016 and 2015:

June 30, 2016	Construction and Land Development	Commercial	Commercial Real Estate Non-owner Occupied	Commercial Real Estate Owner Occupied	Residential Real Estate	Consumer	Total
Allowance for loan losses:
Beginning balance	$4,107	$5,277	$5,911	$3,530	$2,029	$1,886	$22,740
Provision for credit losses	1,215	3,519	(274)	(414)	13	(159)	3,900
Loans charged-off	(4,488)	(3,217)	(65)	(183)	(104)	(125)	(8,182)
Recoveries	38	75	4	15	16	95	243

Total ending allowance balance	$872	$5,654	$5,576	$2,948	$1,954	$1,697	$18,701

June 30, 2015	Construction and Land Development	Commercial	Commercial Real Estate Non-owner Occupied	Commercial Real Estate Owner Occupied	Residential Real Estate	Consumer	Total
Allowance for loan losses:
Beginning balance	$6,423	$2,428	$4,791	$5,965	$3,323	$3,390	$26,320
Provision for credit losses	(1,879)	1,860	3,982	(982)	183	236	3,400
Loans charged-off	(2,285)	(627)	(687)	(161)	(512)	(1,087)	(5,359)
Recoveries	359	41	30	390	23	17	860

Total ending allowance balance	$2,618	$3,702	$8,116	$5,212	$3,017	$2,556	$25,221

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

        The following tables present the balance of the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method.

June 30, 2016	Construction and Land Development	Commercial	Commercial Real Estate Non-owner Occupied	Commercial Real Estate Owner Occupied	Residential Real Estate	Consumer	Total
Allowance for loan losses:
Ending balance individually evaluated for impairment	$238	$66	$276	$1,317	$538	$486	$2,921
Ending balance collectively evaluated for impairment	634	5,588	5,300	1,631	1,416	1,211	15,780

Total ending allowance	$872	$5,654	$5,576	$2,948	$1,954	$1,697	$18,701

Loans:
Ending balance individually evaluated for impairment	$5,747	$1,608	$12,290	$9,485	$3,738	$2,237	$35,105
Ending balance collectively evaluated for impairment	117,098	538,110	341,594	575,490	127,579	64,685	1,764,556

Total ending loan balances	$122,845	$539,718	$353,884	$584,975	$131,317	$66,922	$1,799,661

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

December 31, 2015	Construction and Land Development	Commercial	Commercial Real Estate Non-owner Occupied	Commercial Real Estate Owner Occupied	Residential Real Estate	Consumer	Total
Allowance for loan losses:
Ending balance individually evaluated for impairment	$3,553	$3,227	$107	$1,537	$615	$536	$9,575
Ending balance collectively evaluated for impairment	554	2,050	5,804	1,993	1,414	1,350	13,165

Total ending allowance	$4,107	$5,277	$5,911	$3,530	$2,029	$1,886	$22,740

Loans:
Ending balance individually evaluated for impairment	$9,763	$6,361	$13,385	$6,322	$4,620	$2,354	$42,805
Ending balance collectively evaluated for impairment	129,803	528,038	384,120	580,611	125,130	68,940	1,816,642

Total ending loan balances	$139,566	$534,399	$397,505	$586,933	$129,750	$71,294	$1,859,447

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

        The following tables present loans individually evaluated for impairment by class of loans at June 30, 2016 and December 31, 2015:

June 30, 2016	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment
With no related allowance recorded:
Construction and land development	$9,236	$4,198	$—	$3,568
Commercial	—	—	—	42
Commercial real estate non-owner occupied	11,409	9,244	—	10,972
Commercial real estate owner occupied	3,799	3,736	—	1,419
Residential real estate	1,201	1,184	—	1,554
Consumer	1,252	902	—	943

Subtotal	$26,897	$19,264	$—	$18,498
With an allowance recorded:
Construction and land development	$2,639	$1,549	$238	$3,226
Commercial	1,649	1,608	66	4,735
Commercial real estate non-owner occupied	4,419	3,046	276	1,700
Commercial real estate owner occupied	5,749	5,749	1,317	5,906
Residential real estate	2,627	2,554	538	2,763
Consumer	1,421	1,335	486	1,341

Subtotal	$18,504	$15,841	$2,921	$19,671
Construction and land development	$11,875	$5,747	$238	$6,794
Commercial	1,649	1,608	66	4,777
Commercial real estate non-owner occupied	15,828	12,290	276	12,672
Commercial real estate owner occupied	9,548	9,485	1,317	7,325
Residential real estate	3,828	3,738	538	4,317
Consumer	2,673	2,237	486	2,284

Total	$45,401	$35,105	$2,921	$38,169

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

December 31, 2015	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment
With no related allowance recorded:
Construction and land development	$3,436	$1,707	$—	$2,056
Commercial	103	63	—	21
Commercial real estate non-owner occupied	16,098	12,261	—	10,150
Commercial real estate owner occupied	522	522	—	731
Residential real estate	1,928	1,737	—	1,750
Consumer	1,356	1,006	—	1,039

Subtotal	$23,443	$17,296	$—	$15,747
With an allowance recorded:
Construction and land development	$8,056	$8,056	$3,553	$10,150
Commercial	6,298	6,298	3,227	1,991
Commercial real estate non-owner occupied	1,773	1,124	107	2,798
Commercial real estate owner occupied	5,800	5,800	1,537	7,007
Residential real estate	2,956	2,883	615	3,558
Consumer	1,434	1,348	536	2,017

Subtotal	$26,317	$25,509	$9,575	$27,521
Construction and land development	$11,492	$9,763	$3,553	$12,206
Commercial	6,401	6,361	3,227	2,012
Commercial real estate non-owner occupied	17,871	13,385	107	12,948
Commercial real estate owner occupied	6,322	6,322	1,537	7,738
Residential real estate	4,884	4,620	615	5,308
Consumer	2,790	2,354	536	3,056

Total	$49,760	$42,805	$9,575	$43,268

        Interest income recognized includes interest accrued and collected on the outstanding balances of accruing impaired loans as well as interest cash collections on non-accruing loans and impaired loans for which the ultimate collectability of principal is not certain.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

        The following is an analysis of the age of the recorded investment in past due and nonaccrual loans:

June 30, 2016	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due and Accruing	Non- accrual	Total Past Due	Current Loans	Total
Construction and land development	$532	$102	$—	$5,067	$5,701	$117,144	$122,845
Commercial	607	933	122	1,608	3,270	$536,448	539,718
Commercial real estate non-owner occupied	559	189	—	3,544	4,292	$349,592	353,884
Commercial real estate owner occupied	942	958	438	8,829	11,167	$573,808	584,975
Residential real estate	416	1,182	—	3,266	4,864	$126,453	131,317
Consumer	465	131	327	1,480	2,403	$64,519	66,922

Total	$3,521	$3,495	$887	$23,794	$31,697	$1,767,964	$1,799,661

December 31, 2015	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due and Accruing	Non- accrual	Total Past Due	Current Loans	Total
Construction and land development	$—	$—	$—	$9,075	$9,075	$130,491	$139,566
Commercial	1,297	44	38	6,362	7,741	526,658	534,399
Commercial real estate non-owner occupied	—	275	—	4,545	4,820	392,685	397,505
Commercial real estate owner occupied	1,044	155	167	5,514	6,880	580,053	586,933
Residential real estate	583	841	—	4,291	5,715	124,035	129,750
Consumer	682	22	490	1,632	2,826	68,468	71,294

Total	$3,606	$1,337	$695	$31,419	$37,057	$1,822,390	$1,859,447

Credit Quality Indicators

        The Company categorized its non-homogenous loans into risk categories based on relevant information about the ability of borrowers to service the debt such as, among other factors: current financial information; historical payment experience; credit documentation; public information; and current economic trends. The Company analyzes loans individually by classifying the loan as to credit risk. This analysis is done annually on a loan by loan basis. The Company uses the following definitions for classified risk ratings:

        Pass: Loans classified as pass are considered to be performing loans that have adequate cash flow and/or collateral based upon the Company's underwriting process.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

        Special Mention: Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

        Substandard: Loans designated as substandard are inadequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. Loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

        Performing Not Rated: Loans classified as performing not rated are considered to be performing loans at the time of underwriting, but historically ones in which we do not obtain updated financial information after the loans are originated. These are generally consumer loans, first mortgage home loans, and home equity loans.

        Loans not meeting the criteria above are analyzed individually as part of the above described process and are considered to be unclassified loans. Based on the most recent analysis performed, the loan risk classifications are as follows:

June 30, 2016	Pass	Special Mention	Substandard	Performing Not Rated	Total
Construction and land development	$115,829	$1,949	$5,067	$—	$122,845
Commercial	533,363	6,023	332	—	539,718
Commercial real estate non-owner occupied	314,418	32,385	7,081	—	353,884
Commercial real estate owner occupied	566,305	8,068	10,602	—	584,975
Residential real estate	34,340	905	4,123	91,949	131,317
Consumer	8,599	111	2,143	56,069	66,922

Total	$1,572,854	$49,441	$29,348	$148,018	$1,799,661

December 31, 2015	Pass	Special Mention	Substandard	Performing Not Rated	Total
Construction and land development	$124,871	$4,966	$9,729	$—	$139,566
Commercial	522,829	4,938	6,632	—	534,399
Commercial real estate non-owner occupied	373,498	16,338	7,669	—	397,505
Commercial real estate owner occupied	573,466	5,441	8,026	—	586,933
Residential real estate	36,965	1,011	5,712	86,062	129,750
Consumer	8,449	143	2,402	60,300	71,294

Total	$1,640,078	$32,837	$40,170	$146,362	$1,859,447

        The Bank considers the performance of the loan portfolio and its impact on the allowance for loan losses. For residential and consumer loan classes, the Bank evaluates credit quality based on the payment and aging status of the loan. Payment status is reviewed on a quarterly basis with respect to determining adequacy of the allowance for loan losses.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

Troubled Debt Restructurings (TDR)

        Loans classified as TDR's totaled $19,027 as of June 30, 2016, of which $14,235 were accruing and $4,792 were on non-accrual. Loans classified as TDR's totaled $15,060 as of December 31, 2015, of which $13,896 were performing and $1,164 were on non-accrual.

        The Bank has allocated $2,164 and $1,008 in specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of June 30, 2016 and December 31, 2015. The Bank has committed to lend additional amounts of $468 and $205 as of June 30, 2016 and December 31, 2015 to customers with outstanding loans that are considered to be troubled debt restructurings. These loans involved the restructuring of terms to allow customers to mitigate the risk of foreclosure or default by meeting a lower loan payment requirement based upon their current cash flow. These may also include loans that renewed at existing contractual rates, but below market rates for comparable credit. For commercial loans, these modifications typically include a lowering of the interest rate on the loan. In some cases, the modification will include separating the note into two notes with the first note structured to be supported by current cash flows and collateral, and the second note made for the remaining unsecured debt. The second note is charged off immediately and collected only after the first note is paid in full. This modification type is commonly referred to as an A-B note structure. For consumer mortgage loans, the restructuring typically includes a lowering of the interest rate to provide payment and cash flow relief. For each restructuring, a comprehensive credit underwriting analysis of the borrower's financial condition and prospects of repayment under the revised terms is performed to assess whether the structure can be successful and that cash flows will be sufficient to support the restructured debt. An analysis is also performed to determine whether the restructured loan should be on accrual status. Generally if the loan is on accrual at the time of restructure, it will remain on accrual after the restructuring. In some cases, a nonaccrual loan may be placed on accrual at restructuring if the loan's actual payment history demonstrates it would have cash flowed under the restructured terms. After six consecutive payments under the restructured terms, a nonaccrual restructured loan is reviewed for possible upgrade to accruing status.

        As with other impaired loans, an allowance for loan loss is estimated for each TDR based on the most likely source of repayment for each loan. For impaired loans secured by real estate that are collateral dependent, the allowance is computed based on the fair value of the underlying collateral. For impaired loans where repayment is expected from cash flows from business operations, the allowance is computed based on a discounted cash flow computation.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

        The following table presents loans by class modified as troubled debt restructurings that occurred during the six months ended June 30, 2016 and 2015:

	Number of loans	Pre-modification outstanding recorded investment	Post-modification outstanding recorded investment
2016
Commercial real estate owner occupied	4	$4,075	$4,503

Total	4	$4,075	$4,503

2015
Consumer	1	$348	$348

Total	1	$348	$348

        The troubled debt restructurings modified in 2016 and 2015 described above increased the allowance for credit losses by $1,266 and $55 and did not result in any post-modification charge offs during the six months ended June 30, 2016 and 2015, respectively.

        The following table presents troubled debt restructurings by class and type of modification that occurred during the six months ended June 30, 2016 and 2015:

	Rate Reduction	To Pay Taxes	Rate Reduction & Advance of Funds	Interest Only Period	Total
2016
Commercial real estate owner occupied	$—	$428	$4,075	$—	$4,503

Total	$—	$428	$4,075	$—	$4,503

	Rate Reduction	To Pay Taxes	Rate Reduction & Advance of Funds	Interest Only Period	Total
2015
Consumer	$348	$—	$—	$—	$348

Total	$348	$—	$—	$—	$348

        There were no troubled debt restructurings for which there was a payment default for the six months following the modification for the period ended June 30, 2016. The following table presents

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 4—Loans (Continued)

loans by class modified as troubled debt restructurings for which there was payment default following the modification during the six months ended June 30, 2015.

2015	Number of loans	Recorded Investment
Commercial real estate
Non-owner occupied	1	$107
Consumer	1	81

Total	2	$188

        The troubled debt restructurings that subsequently defaulted in 2015 presented above increased the allowance for credit losses by $81 during the six months ended June 30, 2015. Troubled debt restructurings resulted in $23 and $81 of charge offs during the six months ended June 30, 2016 and 2015, respectively.

Note 5—Mortgage Servicing Rights

        Following is a summary of the activity for mortgage servicing rights for the six months ended June 30:

	2016	2015
Beginning balance	$2,394	$2,435
Costs capitalized	52	346
Accumulated amortization	(62)	(377)
Proceeds from sale	(2,630)	—
Gain on sale	246	—

Ending balance	$—	$2,404

        In October 2015, the Company executed a definitive agreement to sell its single family mortgage servicing rights portfolio. The transaction was completed in the first quarter of 2016 and resulted in the sale of the rights to service all of its unpaid principal balance of single family loans serviced for FNMA and the FHLB. The physical transfer of the servicing was completed on January 31, 2016 and is subject to a ten percent holdback of proceeds for document delivery and post-sale date adjustments. The Company anticipates receiving the holdback of proceeds, net of adjustments on July 31, 2016. The sale resulted in a gain of approximately $246, net of selling expenses and holdback of proceeds.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 6—Other Real Estate Owned

        Activity in other real estate owned for the six months ended June 30 is summarized as follows:

	2016	2015
Beginning balance	$16,853	$16,233
Acquired through or in lieu of foreclosure	1,119	6,255
Proceeds from sales	(2,126)	(3,625)
(Loss) gain on sales	(93)	79
Write down on other real estate owned	(23)	—

Ending Balance	$15,730	$18,942

        Operating expenses associated with other real estate owned, excluding write-downs on other real estate owned were $376 and $411 for the six months ended June 30, 2016 and 2015, respectively. At June 30, 2016, the balance of real estate owned included $1,446 of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property. At June 30, 2016, the recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process is $2,475.

Note 7—Advances from Federal Home Loan Bank

        Borrowings from the Federal Home Loan Bank were as follows at period end:

Due Date	Interest Rate	June 30, 2016	December 31, 2015
June 30, 2016	Fixed, 0.57%	$—	$15,000

Total advances		$—	$15,000

        All advances and letters of credit from the Federal Home Loan Bank (FHLB) are secured by a general lien on qualifying commercial real estate, residential mortgages and home equity loans of the Bank. The advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. Letters of credit outstanding from the FHLB totaled $5,051 and $4,344 at June 30, 2016 and December 31, 2015, respectively. At June 30, 2016 and December 31, 2015, advances and letters of credit were collateralized by $699,023 and $674,044 of commercial real estate, mortgage and home equity loans, respectively. Based on this collateral and the Company's holdings of FHLB stock, the Company was eligible to borrow up to a total of $402,786 and $389,176 at June 30, 2016 and December 31, 2015, respectively.

Note 8—Commitments and Contingencies

Operating Leases

        The Bank leases property at various branch locations under terms that are considered to be an operating lease. The leases expire in various years through 2025. Office rent expense was $649 and $549 for the six months ended June 30, 2016 and 2015, respectively.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 8—Commitments and Contingencies (Continued)

        The Bank has a contract with a computer service company that expires in November 2017. Data processing expense was $1,464 and $1,378 for the six months ended June 30, 2016 and 2015, respectively.

        Annual future minimum payments for these agreements are as follows:

Remaining six months ending 2016	$1,993
Year ending 2017	3,541
Year ending 2018	994
Year ending 2019	931
Year ending 2020	836
2021 and thereafter	3,592

$11,887

Loan Commitments and Letters of Credit

        The Company does not reflect in its financial statements various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commercial letters of credit and standby letters of credit.

        A summary of the Bank's commitments and contingent liabilities at June 30, 2016 and December 31, 2015 is as follows:

	June 30, 2016	December 31, 2015
Commitments to extend credit under:
Unused commercial and other lines of credit	$332,927	$302,873
Unused equity lines of credit	42,145	43,703
Standby letters of credit	40,055	38,641

        Commitments to extend credit, commercial letters of credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the consolidated balance sheet. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank has not incurred any significant losses on its commitments for the six months ended 2016 and 2015.

        The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company's consolidated financial position.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 9—Derivatives

        Derivative contracts entered into by the Company are limited to those that are treated as non-hedge derivative instruments. The Company provides commercial customers with interest rate swap transactions and offsets the transactions with interest rate swap transactions with inter-bank dealer counterparties as a means of offering risk management solutions to customers. As of June 30, 2016 and December 31, 2015, there were $131,976 and $119,200 outstanding in notional values of swaps where the Company pays a variable rate of interest and the customer pays a fixed rate of interest, respectively. This position is offset with counterparty contracts where the Company pays a fixed rate of interest and receives a floating rate of interest. As of June 30, 2016 and December 31, 2015, the estimated fair value of interest rate swaps with borrowers was recorded as an asset of $7,798 and $2,916. The estimated fair value of interest rate swaps with dealer counterparties was recorded as a liability of $8,234 and $2,982. Swaps with customers and inter-bank dealer counterparties are carried at fair value with adjustments of $371 of expense and $102 of income recorded in non-interest income for the six months ended June 30, 2016 and 2015, respectively. Swap fees related to customer derivative instruments of $450 and $802 were recorded in non-interest income for the six months ended June 30, 2016 and 2015, respectively.

Note 10—Regulatory Matters

        The Company's primary source of cash is dividends received from its subsidiary bank. The subsidiary bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses. In addition, the dividends declared cannot be in excess of the amount which would cause the subsidiary bank to fall below the minimum required for capital adequacy purposes.

        Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision's capital guidelines for U.S. banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. These new requirements create a new required ratio for common equity Tier 1 ("CET1") capital, increase the leverage and Tier 1 capital ratio thresholds, change the risk weight of certain assets for purposes of the risk-based capital ratios, create an additional capital conservation buffer over the required capital ratios and change what qualifies as capital for purposes of meeting these various capital requirements.

        The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Under the Basel III capital requirements, in order to be considered well-capitalized, the Bank must have a CET1 ratio of 6.5% (new), a Tier 1 ratio of 8% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged) and a leverage ratio of 5.0% (unchanged). When fully

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 10—Regulatory Matters (Continued)

phased in on January 1, 2019, the Basel III Capital Rules will require the Bank to maintain the following:

  •
  A minimum ratio of CET1 to risk-weighted assets of at least 4.5%, plus a 2.5% "capital conservation buffer" (resulting in a minimum ratio of CET1 to risk-weighted assets of at least 7% upon full implementation).

  •
  A minimum ratio of Tier 1 capital to risk-weighted assets of at least 6.0%, plus the capital conservation buffer (resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation).

  •
  A minimum ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets of at least 8.0%, plus the capital conservation buffer (resulting in a minimum total capital ratio of 10.5% upon full implementation).

  •
  A minimum leverage ratio of 4%, calculated as the ratio of Tier 1 capital to average assets.

        Management believes as of June 30, 2016, the Company and Bank meet all capital adequacy requirements to which they are subject. Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At June 30, 2016 and December 31, 2015, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

STANDARD BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except per share data)

Note 10—Regulatory Matters (Continued)

        The Company's and Bank's actual and required capital amounts and ratios are as follows:

	Actual		Required for Capital Adequacy Purposes		To be Well Capitalized Under the Prompt Corrective Action Provisions
As of June 30, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Company	$270,029	12.9%	$167,884	> 8.0%	N/A	N/A
Bank	270,776	12.9%	167,850	> 8.0%	$209,813	> 10.0%
Tier 1 (Core) capital (to risk-weighted assets)
Company	251,179	12.0%	125,913	> 6.0%	N/A	N/A
Bank	251,926	12.0%	125,888	> 6.0%	167,850	> 8.0%
Common Tier 1 (CET 1) risk-weighted assets)
Company	251,179	12.0%	94,435	> 4.5%	N/A	N/A
Bank	251,926	12.0%	94,416	> 4.5%	136,378	> 6.5%
Tier 1 (Core) Capital to average assets)
Company	251,179	10.2%	98,560	> 4.0%	N/A	N/A
Bank	251,926	10.2%	98,599	> 4.0%	123,248	> 5.0%

	Actual		Required for Capital Adequacy Purposes		To be Well Capitalized Under the Prompt Corrective Action Provisions
As of December 31, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio
Company	$269,694	12.5%	$172,002	> 8.0%	N/A	N/A
Bank	270,878	12.6%	172,000	> 8.0%	$215,000	> 10.0%
Tier 1 (Core) capital (to risk-weighted assets)
Company	246,876	11.5%	129,002	> 6.0%	N/A	N/A
Bank	248,060	11.5%	129,000	> 6.0%	172,000	> 8.0%
Common Tier 1 (CET 1) risk-weighted assets)
Company	246,876	11.5%	96,751	> 4.5%	N/A	N/A
Bank	248,060	11.5%	96,750	> 4.5%	139,750	> 6.5%
Tier 1 (Core) Capital to average assets)
Company	246,876	10.1%	98,034	> 4.0%	N/A	N/A
Bank	248,060	10.1%	98,034	> 4.0%	122,543	> 5.0%

        The overall objectives of the Company's capital management are to have the availability of sufficient capital to support loan, deposit and other asset and liability growth and to maintain capital to absorb unforeseen losses or write-downs that are inherent in the business risk associated within the banking industry. The Company seeks to balance the need for higher capital levels to address growth and unforeseen risks and the goal to achieve an adequate return on capital invested.

QuickLinks

  Exhibit 99.2
Standard Bancshares, Inc. and Subsidiaries Consolidated Balance Sheets June 30, 2016 and December 31, 2015 (in thousands, except per share data)
Standard Bancshares, Inc. and Subsidiaries Unaudited Consolidated Statements of Income Six Months Ended June 30, 2016 and 2015 (in thousands, except per share data)
Standard Bancshares, Inc. and Subsidiaries Unaudited Consolidated Statements of Comprehensive Income Six Months Ended June 30, 2016 and 2015 (in thousands, except per share data)
Standard Bancshares, Inc. and Subsidiaries Unaudited Consolidated Statements of Changes in Shareholders' Equity Six Months Ended June 30, 2016 and 2015 (in thousands, except per share data)
Standard Bancshares, Inc. and Subsidiaries Unaudited Consolidated Statements of Cash Flows Six Months Ended June 30, 2016 and 2015 (in thousands, except per share data)
STANDARD BANCSHARES, INC. AND SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except per share data)